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                                                             EXHIBIT 10.54



                         QUINTILES TRANSNATIONAL CORP.
                          COMMON STOCK, $.01 PAR VALUE
                             UNDERWRITING AGREEMENT
                            (INTERNATIONAL VERSION)

                                                                   March 6, 1997


Goldman Sachs International
Morgan Stanley & Co. International Limited
Smith Barney Inc.
William Blair & Company, L.L.C.
  As representatives of the several Underwriters named in Schedule I hereto,
c/o Goldman Sachs International,
Peterborough Court,
133 Fleet Street,
London EC4A 2BB, England.

Ladies and Gentlemen:

    Quintiles Transnational Corp., a North Carolina corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 283,000 shares of Common Stock, $.01 par value ("Stock") of the Company and the shareholders of the Company named in Schedule II hereto (the "Selling Shareholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 677,000 shares and, in the case of certain Selling Shareholders identified with an asterisk in Schedule II hereto and at the election of the Underwriters, up to 144,000 additional shares of Stock. The aggregate of 960,000 shares to be sold by the Company and the Selling Shareholders is herein called the "Firm Shares" and the aggregate of 144,000 additional shares to be sold by the Selling Shareholders identified with an asterisk in Schedule II hereto is herein called the "Optional Shares". The Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called, the "Shares".

    It is understood and agreed to by all parties that the Company and the Selling Shareholders are concurrently entering into an agreement, a copy of which is attached hereto (the "U.S. Underwriting Agreement"), providing for the sale by the Company and the Selling Shareholders of up to a total of 4,416,000 shares of Stock (the "U.S. Shares"), including the overallotment option thereunder, through arrangements with certain underwriters in the United States (the "U.S. Underwriters"), for whom Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Smith Barney Inc. and William Blair & Company, L.L.C. are acting as representatives. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly

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made conditional on one another.  The Underwriters hereunder and the U.S.
Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates and for consultation by the Lead Manager hereunder with Goldman, Sachs & Co. prior to exercising the rights of the Underwriters under
Section 7 hereof. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the U.S. Shares.
The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as context may otherwise require, references hereinafter to the Shares shall include all of the shares of Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

    In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the "Shares" shall be to the Shares hereunder as just defined, to "this Agreement" (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context may otherwise require) and to the representatives of the Underwriters or to Goldman, Sachs & Co. shall be to the addressees of this Agreement and to Goldman Sachs International ("GSI"), and, in general, all such provisions and defined terms shall be applied mutatis mutandis as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

    1. The Company and each of the several Selling Shareholders hereby make to the Underwriters the same respective representations, warranties and agreements as are set forth in Section 1 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

    2. Subject to the terms and conditions herein set forth, (a) each Selling Shareholder agrees that the purchase price per share at which the Underwriters will purchase Shares from such Selling Shareholder (as set forth in clause (b) below) shall be the same as the purchase price per share at which the Company sells shares to be purchased by the Underwriters from the Company hereunder,
(b) the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per share of $60.355, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of


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which is the aggregate number of Firm Shares to be purchased by all the
Underwriters from the Company and all the Selling Shareholders hereunder and
(c) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Shareholders identified with an asterisk in Schedule II hereto, agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at the purchase price per share set forth in clause (b) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

    The Selling Shareholders identified with an asterisk in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 144,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Shareholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

    3. Upon the authorization by GSI of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus and in the forms of Agreement among Underwriters (International Version) and Selling Agreements, which have been previously submitted to the Company and the Selling Shareholders by you. Each Underwriter hereby makes to and with the Company and the Selling Shareholders the representations and agreements of such Underwriter as a member of the selling group contained in Sections 3(d) and 3(e) of the form of Selling Agreements.

    4.   (a)   The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least two business days' prior notice to the Company and the Selling Shareholders shall be delivered by or on behalf of the Company and the Selling Shareholders to Goldman, Sachs & Co., for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor in United States dollars by wire transfer of immediately available funds to an account or accounts designated by the Custodian and the Company. The Company and the Selling Shareholders will cause the certificates representing the Shares to be made available for checking and packaging at least one full business day prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated





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Office").  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on March 12, 1997 on such other time and date as Goldman, Sachs & Co. and the Company and the Selling Shareholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company and the Selling Shareholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Firm Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 of the U.S. Underwriting Agreement, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) of the U.S. Underwriting Agreement will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

    5. The Company hereby makes with the Underwriters the same agreements as are set forth in Section 5 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

    6. The Company, each of the Selling Shareholders, and the Underwriters hereby agree with respect to certain expenses on the same terms as are set forth in Section 6 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

    7. Subject to the provisions of the Agreement between Syndicates, the obligations of the Underwriters hereunder shall be subject, in their discretion, at each Time of Delivery to the condition that all representations and warranties and other statements of the Company, and the Selling Shareholders herein are, at and as of each Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed, and additional conditions identical to those set forth in Section 7 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

    8.         (a)      The Company will indemnify and hold harmless each
Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the





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Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will periodically reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through GSI or by any Selling Shareholder expressly for use therein; and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Act if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was identified in writing prior to the date hereof to such Underwriter and corrected in the Prospectus (excluding documents incorporated by reference) or in the Prospectus as then amended or supplemented (excluding documents incorporated by reference).

    (b) Each of the Selling Shareholders will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, or (ii) the failure of such Selling Shareholder at or prior to the written confirmation of the sale of the Shares to be sold by such Selling Shareholder to send or deliver a copy of an amended Preliminary Prospectus or Prospectus (or the Prospectus as amended or supplemented) to the person asserting any such losses, claims, damages or liabilities against any Underwriter, which person purchased the Shares which are the subject thereof, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such Preliminary Prospectus was corrected in the amended Preliminary Prospectus or the Prospectus (or the Prospectus as amended and





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supplemented); and each Selling Shareholder will periodically reimburse each
Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the amount of such indemnity shall be limited to the total net proceeds received by each such Selling Shareholder from the offering of Shares purchased under this Agreement (before deducting expenses).

    (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through GSI expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

    (d)  Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement





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as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

    (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.
The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Selling Shareholder shall be required to contribute any amount by which the total price at which the Shares sold by such Selling Shareholder and distributed to the public were offered to the public (before deducting expenses) exceeds the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to




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


pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

    (f)  The obligations of the Company and the Selling Shareholders under this
Section 8 shall be in addition to any liability which the Company and the respective Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

    9.   (a)   If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such





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defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

    10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any of the Selling Shareholders, or any officer or director or controlling person of the Company or any controlling person of any Selling Shareholders, and shall survive delivery of and payment for the Shares.

    11. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by GSI on your behalf; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of GSI, Peterborough Court, 133 Fleet Street, London EC4A 2BB, England, Attention: Equity Capital Markets, Telex No. 94012165, facsimile transmission No. (071) 774-1550; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling





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

Shareholders by GSI upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

    12. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

    13.  Time shall be of the essence of this Agreement.

    14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

    15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

    If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and one for each of the Lead Managers or Lead Managing Underwriters plus one for each counsel and the Custodian, if any, counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (International Version), the form of which shall be furnished to the Company and the Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

    Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                Very truly yours,

                                Quintiles Transnational Corp.

                                By:  /s/ Rachel R. Selisker
                                     -------------------------------------------
                                     Name: Rachel R. Selisker
                                     Title: Chief Financial Officer,
                                            Executive Vice President Finance and
                                            Treasurer


                                Barrie S. Haigh
                                David F. White
                                Irene White
                                Paul Knott, Ph.D.
                                Kathryn M. Knott
                                Stella D. Haigh
                                Barrie Haigh Children's Settlement No.1
                                Barrie Haigh Children's Settlement No.2
                                David Martin Fleet
                                Victoria S. Fleet
                                Jonathan Kenneth Bolter
                                Sally-Ann Bolter
                                Nicholas John McCooke
                                Susan McCooke
                                Christopher S. Morley
                                Elaine Morley

                                By:  /s/ Rachel R. Selisker
                                     -------------------------------------------
                                     Name: Rachel R. Selisker

                                As Attorney-in-Fact acting on behalf of
                                the above named Selling Shareholders.

                                   HSBC Private Equity Investments Limited
                                   Lloyds Development Capital Limited
                                   MSS Nominees Limited (Account 758170)
                                   MSS Nominees Limited (Account 758979)
                                   MSS Nominees Limited (Account 757549)
                                   MSS Nominees Limited (Account 778392)
                                   General Accident Executor and Trustee
                                      Company Limited (Account H715)
                                   General Accident Executor and Trustee
                                      Company Limited (Account H716)

                                   By:  /s/ Christopher M. Masterson
                                        ------------------------------------
                                        Name: Christopher M. Masterson

                                   As Attorney-in-Fact acting on behalf of
                                   the above named Selling Shareholders.


                                   Ludo J. Reynders, Ph.D.
                                   Santo J. Costa
                                   Gregory D. Porter

                                   By:  /s/ Rachel R. Selisker
                                        -----------------------------------
                                        Name: Rachel R. Selisker

                                   As Attorney-in-Fact acting on behalf of
                                   the above named Selling Shareholders.

Accepted as of the date hereof:

Goldman Sachs International
Morgan Stanley & Co. International Limited
Smith Barney Inc.
William Blair & Company, L.L.C.

By: Goldman Sachs International


By:/s/ Elizabeth J. Ford
   ---------------------------
           (Attorney-in-fact)
On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                                            NUMBER OF OPTIONAL
                                                                                               SHARES TO BE
                                                                     TOTAL NUMBER OF           PURCHASED IF
                                                                       FIRM SHARES            MAXIMUM OPTION
                           UNDERWRITER                               TO BE PURCHASED            EXERCISED
                           -----------                              ------------------  -------------------------
Goldman Sachs International . . . . . . . . . . . . . . . . . . .        288,000                  43,200
Morgan Stanley & Co. International Limited  . . . . . . . . . . .        288,000                  43,200
Smith Barney, Inc.  . . . . . . . . . . . . . . . . . . . . . . .        144,000                  21,600
William Blair & Company, L.L.C.   . . . . . . . . . . . . . . . .        144,000                  21,600
ABN AMRO Rothschild . . . . . . . . . . . . . . . . . . . . . . .         48,000                   7,200
Bayerische Landesbank Girozentrale  . . . . . . . . . . . . . . .         48,000                   7,200
                                                                         -------                 -------

    Total   . . . . . . . . . . . . . . . . . . . . . . . . . . .        960,000                 144,000
                                                                         -------                 -------

                                 SCHEDULE II

                                                                                        NUMBER OF
                                                                                        OPTIONAL
                                                                                       SHARES TO BE
                                                                TOTAL NUMBER OF          SOLD IF
                                                                  FIRM SHARES         MAXIMUM OPTION
                                                                   TO BE SOLD           EXERCISED
                                                               ------------------  -----------------
The Company   . . . . . . . . . . . . . . . . . . . . . . .          283,000                   0

The Selling Shareholders:
   Barrie S. Haigh(a)*  . . . . . . . . . . . . . . . . . .           45,395              24,945
   David F. White(a)  . . . . . . . . . . . . . . . . . . .              100                   0
   Irene White (a)  . . . . . . . . . . . . . . . . . . . .              200                   0
   Paul Knott, Ph.D.(a)   . . . . . . . . . . . . . . . . .            5,017                   0
   Kathryn M. Knott(a)  . . . . . . . . . . . . . . . . . .            4,900                   0
   Stella D. Haigh(a)*  . . . . . . . . . . . . . . . . . .           10,000              10,000
   Barrie Haigh Children's Settlement No. 1(a)*   . . . . .           20,000              10,000
   Barrie Haigh Children's Settlement No. 2(a)*   . . . . .           15,000               5,000
   HSBC Private Equity Investments Limited(b)*  . . . . . .          327,502              61,120
   Lloyds Development Capital Limited(b)  . . . . . . . . .           60,000                   0
   MSS Nominees Limited (Account 758170)(b)*  . . . . . . .           23,675               4,418
   MSS Nominees Limited (Account 758979)(b)*  . . . . . . .           10,576               1,973
   MSS Nominees Limited (Account 757549)(b)*  . . . . . . .           94,714              17,676
   MSS Nominees Limited (Account 778392)(b)*  . . . . . . .            8,047               1,502
   General Accident Executor and Trustee
       Company Limited (Account H715)(b)* . . . . . . . . .           31,571               5,892
   General Accident Executor and Trustee
       Company Limited (Account H716)(b)* . . . . . . . . .            7,896               1,474
   David Martin Fleet(a)  . . . . . . . . . . . . . . . . .            1,890                   0
   Victoria S. Fleet(a)   . . . . . . . . . . . . . . . . .            2,000                   0
   Jonathan Kenneth Bolter(a)   . . . . . . . . . . . . . .              632                   0
   Sally-Ann Bolter(a)  . . . . . . . . . . . . . . . . . .              632                   0
   Nicholas John McCooke(a)   . . . . . . . . . . . . . . .              907                   0
   Susan McCooke(a)   . . . . . . . . . . . . . . . . . . .              798                   0
   Christopher S. Morley(a)   . . . . . . . . . . . . . . .              714                   0
   Elaine Morley(a)   . . . . . . . . . . . . . . . . . . .              714                   0
   Ludo J. Reynders, Ph.D.(c)   . . . . . . . . . . . . . .            3,000                   0
   Santo J. Costa(c)  . . . . . . . . . . . . . . . . . . .            1,000                   0
   Gregory D. Porter(c)   . . . . . . . . . . . . . . . . .              120                   0
                                                                     -------             -------

Total . . . . . . . . . . . . . . . . . . . . . . . . . . .          960,000             144,000
                                                                     -------             -------

          (a) This Selling Shareholder is represented by Skadden, Arps, Slate, Meagher & Flom LLP and has appointed Barrie S. Haigh, Paul Knott, Ph.D., Dennis B. Gillings, Ph.D.

and Rachel R. Selisker, and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

          (b) This Selling Shareholder is represented by Skadden, Arps, Slate, Meagher & Flom LLP and has appointed Christopher M. Masterson and Ian M. Forrest, and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

          (c) This Selling Shareholder is represented by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. and has appointed Barrie S. Haigh, Paul Knott, Ph.D., Dennis B. Gillings, Ph.D. and Rachel R. Selisker, and each of them, as the Attorneys-in-Fact for such Selling Shareholder.





                                      II-2